SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2012

CREATIVE EDGE NUTRITION, INC.

(formerly LAUFER BRIDGE ENTERPRISES, INC.)

NEVADA	333-149177	04-3626788
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3276 Buford Drive, Bldg. 104, Suite 320, Buford, GA	30519
(Address of principal executive officers)	(Zip Code)

678-596-6872
(Registrant’s telephone number, including area code)

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     .     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

     .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8

Other Events Item 8.01 Other Events.

Reference is herewith made to Creative Edge Nutrition, Inc. (hereinafter the “Company”) Share Exchange Agreement dated July 22, 2009 and schedule 6.13.10 thereto as filed with the SEC on July 28, 2009 which evidences an indebtedness due by the Company to Gary B Wolff of $93,384 which has since been reduced to $43,384.

Thereafter in May 2012, a Convertible Promissory Note (the “Note”) was entered into between Gary B. Wolff and the Company on May 2, 2012 which Note was subsequently partially assigned by Gary B. Wolff to First Trust Management on May 2, 2012 in accordance with Unanimous Consent of Company’s directors and thereafter and in accordance with Debt Purchase Agreement dated May 2, 2012, a portion of the $43,384 indebtedness, $20,000 was purchased by First Trust Management in exchange for 20,000,000 shares of the Company, which, upon issuance will decreased Note to $23,384.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this Current Report.

(d)

Exhibits

10.1

Share Exchange Agreement dated July 22, 2009 between the Company and its counsel, incorporated by reference as filed in Form8-K on July 28, 2009 (File No.: 333-149177)

10.2

Convertible Promissory Note, dated May 2, 2012

10.3

Board of Directors Resolutions dated May 2, 2012

10.4

Debt Purchase Agreement dated May 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

May 2, 2012

Creative Edge Nutrition, Inc.

(Registrant)

/s/ Bill Chaaban

By: Bill Chaaban, President, CEO, Director

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